Exhibit 99.1

News Release
Investor Contacts:
KCSA Strategic Communications
Philip Carlson / Brad Nelson
+1 212.896.1233 / +1 212.896.1217
 pcarlson@kcsa.com / bnelson@kcsa.com

MAGNEGAS STRENGTHENS MANAGEMENT TEAM AND BOARD OF DIRECTORS WITH INDUSTRY EXPERTS

MagneGas Corporation adds leadership from Metal Cutting, Oil & Gas and Military Industries, Founder to Focus on Science

TAMPA, FL -- 05/02/2013 -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), the manufacturer of a technology that converts liquid waste into a hydrogen-based metal working fuel and natural gas alternative, announced today it is making several changes to its management team and Board of Directors to better position itself for growth in targeted industries.

Dr. Ruggero Santilli, having completed the industrial advancement of the MagneGas technology, has resigned his position as Chief Scientist for MagneGas Corporation.  As discussed below, these duties will be assumed by Dr. Santilli’s protégé Dr. Yun Yang and the Company is negotiating a mutually beneficial consulting agreement with Dr. Santilli.  Some of Dr. Santilli’s many significant achievements during the past year include:

1.	The completion of a new series of automatic recyclers with touch screen controls for remote operation;
2.	The filing of a new basic patent (irrevocably assigned to MagneGas Corporation) on the novel chemical structure of MagneGas and the new clean class of Hydrogen;
3.	A significant advancement to the process for the gasification of heavy oils;
4.	The establishment of a state of the art laboratory for analysis of MagneGas; and
5.	The production and organization of manufacturing facilities, operations and mechanical drawings for the complete production of fuels, manufacturing of refineries and testing of outputs.

In view of the above achievements, Dr. Santilli believes his contribution to the industrial advancement of the MagneGas technology is complete and his scientific knowledge should now be directed to pure scientific discoveries. All MagneGas intellectual property developed by Dr. Santilli is owned irrevocably and without condition by MagneGas Corporation and a mutually beneficial consulting agreement is being negotiated with Dr. Santilli to support further development activities related to the underlying science of the MagneGas Technology.

“My work at MagneGas has been one of the greatest adventures of my life. However, I feel that the MagneGas technology has reached its utmost industrial maturity and is ready to achieve worldwide success.  It is with sincere regret that I am leaving.  However, I have been called to pursue research in advanced areas of fusion without harmful radiation.  I will always remain available to MagneGas Corporation for any further development related to advancing the technology,” stated Dr. Santilli.

Since 2012 Dr. Santilli has been working with his protégé who is now being appointed as Chief Scientist:

YUN YANG – CHIEF SCIENTIST: Dr. Yun Yang is one of the world’s leading experts in Plasma Technology and has been working with Dr. Santilli since 2012.  He was a Senior Research Engineer at Atlantic Hydrogen, Inc., which develops ways to reduce greenhouse gas emissions connected to natural gas production, from 2005 until 2012.  From 2002 until 2004, Dr. Yang was a Post Doctoral and Research Associate at Wolfson School of Mechanical and Manufacture Engineering at Loughborough University.  From 1993 to 1998, Dr. Yang was a Research Fellow at Institute of Mechanics at the Chinese Academy of Sciences.  Dr. Yang holds a Ph.D in experimental Plasma Physics from Ernst-Moritz-Arndt University, a Master of Mathematics and Mechanics in Engineering from Beijing Science & Technology University, and a Bachelor of Science in Physics from Yunnan University.

Following the amicable departure of Dr. Santilli as Chairman, MagneGas today announces the appointment of three new independent directors to the Board with strategic experiences in target industries:

ROBERT DINGESS – INTERIM CHAIRMAN: Mr. Robert L. Dingess has extensive experience in managing franchise operations.  He was the Chief Executive Officer of Ideal Management Services, Inc., d/b/a Ideal Image Central Florida, a laser hair removal company, since April, 2004. From 1992 to 2002, Mr. Dingess served as the Chief Executive and owner of Dingess & Associates, Inc., a healthcare consulting and management company.  From 1986 to 1992, Mr. Dingess was a partner in Ernst & Young’s Southeast Region Healthcare Operations Business Officer Practice, where he advised over 200 healthcare clients.  Mr. Dingess holds a Master of Business Administration from Virginia Commonwealth University and a Bachelor of Business Administration from Marshall University.

WILLIAM STAUNTON – DIRECTOR: Mr. William W. Staunton III brings extensive experience in the semi-conductor industry, with specific background in Military and Space Contracting. Mr. Staunton has been the President of Accel–RF Corporation, a provider of RF Reliability Test Systems for compound semiconductor devices since 2012.  In 2011, Mr. Staunton founded Kokua Executives, LLC, which provides guidance and interim executive level-leadership to companies.  From 2000 to 2011, Mr. Staunton served as the Chief Executive Officer and a Director of Ramtron International Corporation, which designs, develops and markets specialized semiconductor memory, microcontroller, and integrated semiconductor solutions.  From March 1999 until December 2000, Mr. Staunton served as Chief Operating Officer of Maxwell Technologies, which designs and manufactures multi-chip modules and board products for commercial satellite applications. Previously, Mr. Staunton was executive vice president of Valor Electronics Inc. from April 1996 until February 1999.  Mr. Staunton holds a Bachelor of Science degree in electrical engineering from Utah State University.

JOE STONE – DIRECTOR: Mr. Joe C. Stone has an extensive background in the oil and gas industry.  He has been a partner at Pace Petroleum, LLC since 2006, a private oil and natural gas company.  From 2000 to 2006, Mr. Stone was a Senior Vice President of Global Mergers and Acquisitions at the financial services firm of Lehman Brothers.  From 1996 until 2000, Mr. Stone was a Vice President in Investment Banking at Deutsche Banc Alex. Brown.  Additionally, Mr. Stone was a Manager in Audit and Business Advisory Services at Price Waterhouse from 1991 until 1996.  Mr. Stone holds a Master of Business Administration from McCombs School of Business, University of Texas, and a Bachelor of Business Administration in accounting from Baylor University.

In addition, MagneGas Corporation has added the following new Vice President of Industrial Gas Sales, with extensive background in the metal working market:

BRYAN GEORGE – VICE PRESIDENT OF INDUSTRIAL GAS SALES: Mr. Bryan George has over 20 years of experience in the metal working industry with specific extensive experience bringing new metal cutting fuels to market.  Recently Mr. George was the National Fabrication/Application Manager for Matheson Tri-Gas from 2009 to 2013.  He was also National Market Manager for Air Liquide America from 2004 to 2009 and held various roles from Product Manager to National Marketing Manager for Airgas, Inc. from 1989 to 2003.

“Today is a historic day for MagneGas in two significant ways,“ stated Ermanno Santilli, CEO of MagneGas Corporation.  “First, the recent developmental advancements and subsequent amicable departure of Dr. Santilli affords the board and management team the ability to prosper with the technical advancements we need to be successful.  We are eternally grateful to Dr. Santilli for his contributions as the founding father of MagneGas Corporation.”

“Second, not only have we added critical industry specific skills and market access to the board and management team, but we also now have an independent majority on the board.  The recent advances within our product and technology coupled with the addition of independent, market relevant board members are powerful drivers for growth that will allow the Company to continue to penetrate markets with blue chip customers,” concluded  Mr. Ermanno Santilli.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

The MagneGas IR App is now available for free in Apple’s App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas Corporation (NASDAQ: MNGA) is the producer of MagneGasTM, a natural gas alternative and metal working fuel that can be made from certain industrial, municipal, agricultural and military liquid wastes following the receipt of appropriate governmental permits.

The Company’s patented Plasma Arc FlowTM process gasifies liquid waste, creating a clean burning hydrogen based fuel that is essentially interchangeable with natural gas. MagneGasTM can be used for metal working, cooking, heating, powering bi fuel automobiles and more. For more information on MagneGas, please visit the Company’s website at www.MagneGas.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using new antifreeze, vegetable oil and ethylene glycol to produce fuel until proper permits to process used liquid waste have been obtained.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.